Exhibit 99.g.1.e

THE UBS FUNDS, UBS RELATIONSHIP FUNDS, SMA RELATIONSHIP TRUST, GLOBAL HIGH INCOME FUND, INC., STRATEGIC GLOBAL INCOME FUND INC., FORT DEARBORN INCOME SECURITIES, INC.

and

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

ADDENDUM

THIS ADDENDUM is made on May 1, 2007

BY AND AMONG:

(1) THE UBS FUNDS (formerly known as The Brinson Funds), which has its address at One North Wacker Drive, Chicago, Illinois 60606;

(2) UBS RELATIONSHIP FUNDS (formerly known as The Brinson Relationship Funds), which has its address at One North Wacker Drive, Chicago, Illinois 60606;

(3)	SMA RELATIONSHIP TRUST, which has its address at One North Wacker Drive, Chicago, Illinois 60606;

(4) GLOBAL HIGH INCOME FUND, INC. (formerly known as GLOBAL HIGH INCOME DOLLAR FUND, INC.), which has its address at 51 West 52nd Street, New York, NY 10019;

(5)	STRATEGIC GLOBAL INCOME FUND INC., which has its address at 51 West 52nd Street, New York, NY 10019;

(6) FORT DEARBORN INCOME SECURITIES, INC., which has its address at One North Wacker Drive, Chicago, Illinois 60606;

(each a “Customer” and together the “Customers”);

(7) JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, whose registered office is at 270 Park Avenue, New York, NY 10017-2070, United States of America (“JPMORGAN”); and

(8) UBS GLOBAL ASSET MANAGEMENT (AMERICAS) INC., as Administrator to the UBS Funds, SMA Relationship Trust, Global High Income Fund, Inc. Strategic Global Income Fund, Inc. and Fort Dearborn Income Securities , Inc., which as its address at One North Wacker Drive, Chicago, Illinois 60606.

BACKGROUND

(A) Each Customer and JPMorgan entered into separate agreements (the “Original Agreements”) under which JPMorgan agreed to provide multiple services to each Customer.

(B) Each Customer and JP Morgan wish to add this Addendum to each of their Original Agreements to reflect a new fee arrangement agreed to by the parties (Attachment A hereto), with an effective date of May 1, 2007 (“Fee Schedule”).

ATTACHMENT A

THE JPMORGAN CHASE BANK, N.A.

FEE SCHEDULE

FOR

THE UBS FUNDS

UBS RELATIONSHIP TRUST

SMA RELATIONSHIP TRUST

GLOBAL HIGH INCOME FUND, INC

STRATEGIC GLOBAL INCOME FUND, INC

FORT DEARBORN INCOME SECURITIES, INC

Effective as of May 1, 2007

Fund Service Fees (see Appendix I for listing of services provided)

I. Fund Accounting:

Basis point charge calculated as follows:

•	2.95 bps on first $15 billion

•	2.20 bps on next $15 billion

•	1.50 bps on all assets over $30 billion.

Fund minimum calculated as follows:

• “Standard” funds at $25,000	Equity and fixed income funds, single class, automated pricing
• “Complex” funds at $35,000	International funds, emerging market funds, multi-manager
• “Super Complex” funds at $50,000	130/30 funds, manual pricing, derivatives

JPMorgan would categorize UBS book of funds as follows: 53 Standard funds, 8 Complex funds, and 4 Super Complex funds. (details of fund categorization can be provided). New funds category will be determined at fund launch.

Also, fund accounting complexity models represent a variety of critieria that we look at in determining different breaking points. The above descriptions provide a general provision for the criteria we take into consideration for each model but are not inclusive of all criteria we consider.

* Basis point charge will be applied to the aggregate level of the assets of the UBS funds covered under this fee schedule.

** Out of pocket expenses are included in the accounting charges for expenses that are considered standard and customary for the existing services this schedule addresses. If the out-of-pocket expenses increase because of, for example, pricing vendor charges associated with the securities that are held, these expenses will be passed along to the at cost.

*** Minimum fees on newly launched funds will be waived for a 6 month period.

II. Fund Administration:

Services include treasury/budgeting, compliance monitoring, tax reporting, and financial reporting.

Annual Flat Fee (*):

• Relationship Funds	$90,000 per fund
• Mutual Funds	$70,000 per fund

* Fees will be charged monthly on pro-rated basis. UBS Global Asset Management (Americas) Inc. is responsible for paying the Annual Flat Fee for all funds, except for the UBS Relationship Funds.

III. Transfer Agency Fee Schedule (*):

• Annual maintenance fee per cusip:	$15,000 per year
• Regular open account maintenance:	$25.00 per year
• Closed account maintenance:	$5.00 per year
• Manual transactions:	$10.00 per event

* Fees apply to Relationship Funds

IV. Global Custody Fee Schedule (see Appendix II for per market safekeeping and transaction fees)

Safekeeping: For the custody of all securities at JPMorgan’s agents, including income processing, corporate actions processing, transitions management services, plus general securities account maintenance.

Settlement: For the settlement of all primary trades and “free” stock transfers. Transaction fees assume that JPMorgan receives valid instructions in an electronic format that facilitate straight through processing (STP). Transaction instructions not received in an agreed electronic method will incur an additional $25.00 fee per transaction.

A minimum safekeeping and settlement fee of $15,000 will be applied per fund per annum.

* Basis point charge will be applied to the aggregate level of the assets of the UBS funds covered under this fee schedule.

Additional Transaction Charges

Cash Movement Wires:
USD Settlements	$8.00
Non – USD Settlements	$15.00
Settlement of physical securities	$40.00
Book Entry Paydowns	$5.00
Physical Paydowns	$25.00
Book Entry redemptions	$5.00
Physical redemption	$25.00

Overdraft Rates:

Overdraft charges paid by the Funds will be calculated using the Federal Funds rate plus 50 basis points on daily negative balances.

Class Action Services:

Includes determing account eligibility, filing, processing rejected items, and monitoring and processing recoveries.

Flat fee of $750 per filing paid once claim is filed.

Global Proxy Services per fund per vote executed

Tier A Markets	$15.00
Tier B Markets	$35.00
Tier C Markets	$60.00

A list of the markets by tier is attached in Appendix 3

Notes:

All new business will be separately negotiated. The Adviser shall contact its relationship manager if it plans to trade in new countries (i.e. countries that are not on the Fee Schedule). If the Adviser’s relationship manager is not notified ahead of time, the relevant Fund will be charged at the JPMorgan Chase generic rate for each respective new country.

Term of Agreement:

This fee agreement shall be effective for 90 days from issuance and will remain in effect for three (3) years from the time it is executed. No change, modification or revision to this fee agreement shall be effective until agreed to by both parties in writing.

JPMorgan Chase Bank, N.A.

/s/ April Johnston (Signature)
April Johnston (Name)
May 1, 2007 (Date)

THE UBS FUNDS

/s/ Thomas Disbrow (Signature)	/s/ Joseph J. Allessie (Signature)
Thomas Disbrow (Name)	Joseph J. Allessie (Name)
May 1, 2007 (Date)	May 1, 2007 (Date)

UBS RELATIONSHIP FUNDS

/s/ Thomas Disbrow (Signature)	/s/ Joseph J. Allessie (Signature)
Thomas Disbrow (Name)	Joseph J. Allessie (Name)
May 1, 2007 (Date)	May 1, 2007 (Date)

SMA RELATIONSHIP TRUST

/s/ Thomas Disbrow (Signature)	/s/ Joseph J. Allessie (Signature)
Thomas Disbrow (Name)	Joseph J. Allessie (Name)
May 1, 2007 (Date)	May 1, 2007 (Date)

GLOBAL HIGH INCOME FUND, INC.

/s/ Thomas Disbrow (Signature)	/s/ Joseph J. Allessie (Signature)
Thomas Disbrow (Name)	Joseph J. Allessie (Name)
May 1, 2007 (Date)	May 1, 2007 (Date)

STRATEGIC GLOBAL INCOME FUND, INC.

/s/ Thomas Disbrow (Signature)	/s/ Joseph J. Allessie (Signature)
Thomas Disbrow (Name)	Joseph J. Allessie (Name)
May 1, 2007 (Date)	May 1, 2007 (Date)

FORT DEARBORN INCOME SECURITIES, INC.

/s/ Thomas Disbrow (Signature)	/s/ Joseph J. Allessie (Signature)
Thomas Disbrow (Name)	Joseph J. Allessie (Name)
May 1, 2007 (Date)	May 1, 2007 (Date)

UBS GLOBAL ASSET MANAGEMENT (AMERICAS), INC.

/s/ Thomas Disbrow (Signature)	/s/ Joseph J. Allessie (Signature)
Thomas Disbrow (Name)	Joseph J. Allessie (Name)
May 1, 2007 (Date)	May 1, 2007 (Date)

Appendix I: Fund Services Detail

I. Fund Accounting — Core Services Set:

Standard/Automated Inputs
Trade Processing
Capital Stock Processing
Expense Processing
Portfolio Income Recognition
Corporate Actions Processing
Daily Market Value Calculations utilizing automated price vendors
Standard/Automated Reporting & Deadlines
NAV Calculation (single class)
Standard NAV Delivery Timeframe (Based on market close)
Rate Calculation for daily distributing funds
NAV/Rate reporting to four parties
Fund Information Reporting to Client & 3rd Party Reporting Agency
Risk Reporting (e.g., Statistics, Past Due Income, etc.)
Daily Cash Reconciliation
Weekly Asset Reconciliation
Monthly SEC Yield calculations
Other Core Services
External Audit & Client Due Diligence Co-ordination
Generally Accepted Accounting Principles and Materially Thresholds to Support a daily valuation environment

Additional Services currently used by UBS

Additional Classes of shares	$1,000/class/year (waived)

Fair Market Value Calculations	$1,500/fund/year (waived)

Market Value Calculations utilizing Manual Prices (Broker Pricing)	$1.25/quote/day (waived)

3rd Party Custody Funds	$7,500 per fund (waived)

Fund Mergers / Liquidations / Launches / Tender Offers / Rights Offerings / Stock Splits/ In-kind transactions	$1,000 per event ( waived)

Customized Programming	At Cost

SAS 70	At Cost

II. Fund Administration — Compliance and Treasury:

Daily 1940 Act Compliance Monitoring
Daily Prospectus/SAI Compliance Monitoring
Quarterly IRS Diversification, Quarterly Tax Exempt Diversification & Annual 90% Good Income Tests
Provide Form N-1A / N-2 / 24f-2 Filing Data
Budgeting, Expense Accruals, Cash Disbursements and Due Diligence Reporting
Audit Co-ordination and Support
Reporting
Quarterly Board Reporting
Monthly Management Reporting
Quarterly Surveys
Monthly Survey Reporting (ICI, Lipper)
Weekly Surveys
Monthly Portfolio Turnover & Long-term Cost Rollforward
Periodic Distribution Calculations
Monthly Performance Reporting (Pre-Tax) (NAV & Market — Closed End Funds)

II. Fund Administration — Compliance and Treasury (continued):

Tax Reporting
Annual ICI Primary & Secondary
1099 Misc Preparation
Blue Sky Reporting

Additional Services currently used by UBS
17e-1 affiliate testing	Waived
Asset Restriction Report	Waived
Daily 2a-7 Reporting	$500 per fund (waived)
Rule 38a-1 Support Services	$600 per fund
Fund Mergers / Liquidations / Launches / Tender Offers / Rights Offerings / Stock Splits	$5,000 per event (waived)

III. (A) Tax Core Services Scope

Tax Core Services

Includes preparation and review of:

■      Fiscal and excise tax provisions (includes all book/tax adjustments except those noted in the additional services section)

■      Federal income, state income and Federal excise tax returns (including filings by extended due dates)

■      Year end re-characterizations, return of capital, foreign tax credit , annual QDI and tax exempt percentage for completion of Form 1099 DIV

■      Year end shareholder reporting requirements ( state by state, country by country, treasury income & assets, intangible tax)

■      IRS asset diversification and good income tests

■      Periodic distributions

■      60 day notice information

■      Quarterly tax exempt asset test and annual foreign security asset test

■      Annual QII

Tax shelter reporting

Tax preparation and review of all items regarding liquidations or mergers

Up to 25 hours of tax consultation and research per year per Fund Complex

Review of complex corporate actions

Preparation and review of one income distribution estimate, including capital gains, during the fund’s fiscal year

Support financial statement process by preparing and reviewing the following:

■       ROC SOP disclosure

■      Tax Footnote disclosure

Tax Additional Service used by UBS
• Equalization calculations	Waived
• REMIC OID calculations/ CDO calculations	$1,500 per fund per year (waived)
• REIT Funds	$1,500 per fund per year (waived)
• Greater than one distribution estimate	$500 per fund per event (waived)
• Pre merger tax analytics	$500 per fund per year (waived)
• Monthly QII	waived

III. (B) Tax Core Services Scope — Partnerships

Daily preparation and review of book allocations under the aggregation allocation method.
Allocation of all tax M-1 adjustments based on year-end capital balances.
Maintenance of the following partner specific allocations:
Built-in gains/losses for contributions in kind
Side pockets and hot issues
Preparation and review of the following:
Annual partnership tax year-end provisions (includes all book/tax adjustments except those noted in the additional services section)
Federal Form 1065 and up to five state tax returns (including filings by extended due dates)
Schedule K-1 reporting for up to 99 partners
Calculation of foreign partner distributive share amounts and dissemination to withholding agent
Tax year-end majority interest test
Up to 25 hours of tax consultation and research per year per Fund Complex
Non-unitized Capital Balance Reporting per Partner
Performance Fee Maintenance on Non Unitized Basis
Review of complex corporate actions
Tax shelter compliance for limited activity:
Work with client to identify possible tax shelters
Prepare and review Form 8886

Partnership Tax Additional Services currently used by UBS
Assist in Determination of Taxability of In Kind Contribution/Redemptions	Waived
REIT Income Tracking	Waived

IV. Financial Reporting Core Service Set

(Includes Preparation, review, and distribution of the following:)

Co-ordination, preparation and review of financial statements (annual and semi-annual), including:

■      Statement of Investments, Statement of Assets & Liabilities, Statement of Operations

■      Statement of Changes in Net Assets, Statement of Cash Flows

■      Financial Highlights

■      Notes to Financial Statements

■      Review of MD&A

■      Review of line graphs and performance information

Preparation, review and filing of SEC Form N-SAR
Review of SEC Form N-CSR

Additional Services currently used by UBS
N-14 Financial Statements	$2, 000 per event (waived)
Preparation and Review of Form NQ	$750 per fund per year (waived)

IV. Transfer Agency Services:

Account Set Up and Maintenance

Daily Confirmation Generation – English Only

Shareholder Statement Generation – Quarterly

Dividend Cal & Payment

Financial Control (Cash & Recon)

Compliance Audit Readiness and Coordination

Commissions Calculation & Payment

Price Receipt from Fund Accounting

Wire & Cash Receipt

Savings Plans

Withdrawal Plans

MIS – Client Statistics

Incoming & outgoing transmissions (data and transactions)

Transfer Agency - Additional Services
Ad Hoc Reporting	At Cost
Class Conversions/Mergers	At Cost
Customized Reporting	At Cost
Class Conversion Costs	At Cost
Customized Programming	At Cost
Out of Pocket Expenses	At Cost
Incoming & outgoing transmissions (data and transactions)

Appendix II: Global Safekeeping Tiered and Transaction Fees

		Safekeeping Fee
Market	Per Transaction Fee ($)	Tier I BPs	Asset Under Custody Threshold 1	Tier II BPs
Argentina	60.00	25.00	25,000,000	21.25
Australia	25.00	2.50	100,000,000	2.00
Austria	35.00	3.00	25,000,000	2.55
Bahrain	75.00	35.00	25,000,000	29.75
Bangladesh	75.00	35.00	25,000,000	29.75
Belgium	35.00	3.25	75,000,000	3.00
Bermuda	60.00	20.00	25,000,000	17.00
Botswana	75.00	35.00	25,000,000	29.75
Brazil	60.00	20.00	150,000,000	17.00
Bulgaria	75.00	35.00	25,000,000	29.75
Canada	25.00	3.25	150,000,000	3.00
Chile	60.00	20.00	25,000,000	17.00
China	60.00	20.00	25,000,000	17.00
Colombia	75.00	35.00	25,000,000	29.75
Costa Rica	45.00	40.00	25,000,000	34.00
Croatia	75.00	35.00	25,000,000	29.75
Cyprus	60.00	20.00	25,000,000	17.00
Czech Republic	60.00	35.00	25,000,000	25.00
Denmark	50.00	3.00	25,000,000	2.55
Ecuador	45.00	40.00	25,000,000	34.00
Egypt	50.00	35.00	25,000,000	29.75
Estonia	75.00	35.00	25,000,000	29.75
Euro CDs	20.00	1.50	25,000,000	1.28
Euroclear	20.00	1.50	500,000,000	0.80
Finland	35.00	3.25	75,000,000	3.00
France	25.00	1.60	250,000,000	1.30
Germany	25.00	1.60	200,000,000	1.30
Ghana	75.00	35.00	25,000,000	29.75
Greece	25.00	8.50	25,000,000	7.23
Hong Kong	35.00	3.50	75,000,000	3.00
Hungary	60.00	20.00	100,000,000	17.00
Iceland	60.00	20.00	25,000,000	17.00
India	65.00	17.00	25,000,000	14.45
Indonesia	50.00	15.00	50,000,000	12.75
Ireland	20.00	1.50	175,000,000	1.28
Israel	60.00	25.00	25,000,000	34.00
Italy	25.00	2.00	50,000,000	1.50
Ivory Coast	85.00	40.00	25,000,000	34.00
Jamaica	75.00	35.00	25,000,000	29.75
Japan	20.00	2.00	250,000,000	0.90
Jersey	85.00	40.00	25,000,000	34.00
Jordan	75.00	35.00	25,000,000	29.75
Kazakhstan	85.00	40.00	25,000,000	34.00
Kenya	75.00	35.00	25,000,000	29.75
Korea	50.00	17.00	200,000,000	14.45

		Safekeeping Fee
Market	Per Transaction Fee ($)	Tier I BPs	Asset Under Custody Threshold 1	Tier II BPs
Latvia	60.00	20.00	25,000,000	17.00
Lebanon	85.00	40.00	25,000,000	34.00
Lithuania	50.00	25.00	25,000,000	21.25
Luxembourg	75.00	6.00	25,000,000	5.10
Malaysia	45.00	7.00	100,000,000	5.00
Malta	50.00	25.00	25,000,000	21.25
Mauritius	85.00	40.00	25,000,000	34.00
Mexico	45.00	10.00	100,000,000	8.50
Morocco	75.00	35.00	25,000,000	29.75
Namibia	85.00	40.00	25,000,000	34.00
Nepal	85.00	40.00	25,000,000	34.00
Netherlands	25.00	2.50	200,000,000	2.00
New Zealand	35.00	3.00	25,000,000	2.55
Nigeria	85.00	40.00	25,000,000	34.00
Norway	35.00	3.50	25,000,000	3.00
Oman	85.00	40.00	25,000,000	34.00
Pakistan	75.00	35.00	25,000,000	29.75
Peru	75.00	35.00	25,000,000	29.75
Philippines	50.00	15.00	25,000,000	12.75
Poland	50.00	30.00	25,000,000	25.50
Portugal	35.00	3.00	25,000,000	2.55
Romania	75.00	35.00	25,000,000	29.75
Russia	85.00	20.00	50,000,000	17.00
Singapore	50.00	2.50	500,000,000	2.13
Slovakia	75.00	40.00	25,000,000	34.00
Slovenia	50.00	25.00	25,000,000	21.25
South Africa	35.00	12.00	50,000,000	10.20
Spain	35.00	2.50	75,000,000	2.00
Sri Lanka	60.00	20.00	25,000,000	17.00
Swaziland	85.00	40.00	25,000,000	34.00
Sweden	35.00	2.50	35,000,000	2.00
Switzerland	35.00	2.00	150,000,000	1.50
Taiwan	65.00	20.00	100,000,000	15.00
Thailand	35.00	4.00	1,000,000,000	3.40
Tunisia	85.00	40.00	25,000,000	34.00
Turkey	35.00	12.00	100,000,000	10.20
Ukraine	85.00	40.00	25,000,000	34.00
United Arab Emirates	85.00	40.00	25,000,000	34.00
United Kingdom	20.00	2.00	2,000,000,000	1.50
United States*		0.60	17,500,000,000	0.30
Uruguay	85.00	40.00	25,000,000	34.00
Venezuela	75.00	35.00	25,000,000	29.75
Vietnam	85.00	40.00	25,000,000	34.00
Zambia	75.00	35.00	25,000,000	29.75
Zimbabwe	75.00	35.00	25,000,000	29.75
*	safekeeping fees are inclusive of transaction fees

Appendix III: Global Proxy Services per fund per vote executed

Tier A		Tier B	Tier C
Australia	Chile	Argentina	Italy

Bangladesh	Euroclear	Austria	Jordan

Canada	Hong Kong	Belgium	Lebanon

China (+OOP)	India (+OOP)	Bermuda	Malta

Ireland	Indonesia	Brazil	Mauritius

Israel	Russia (+OOP)	Colombia	Mexico

Japan	South Korea	Croatia	Netherlands

Malaysia	Taiwan	Cyprus	Norway (+OOP)

New Zealand	Tunisia	Czech Republic	Pakistan

Philippines		Denmark	Poland

Singapore		Egypt	Portugal

South Africa		Ecuador	Slovak

Spain		Finland	Sweden (+OOP)

Sri Lanka		France	Switzerland

Thailand		Germany	Turkey

United Kingdom		Greece	Latvia

Vietnam		Hungary

Venezuela		Iceland